UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dominion Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION - YOUR VOTE COUNTS!

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Important Notice Regarding the Availability of Proxy Materials for the Dominion Resources, Inc. Annual Meeting of Shareholders to be Held on May 18, 2010

You are receiving this notice because you owned shares of Dominion common stock as of the proxy record date and are therefore eligible to vote at the Annual Meeting of Shareholders to be held on May 18, 2010. Follow the instructions below to view the proxy materials and submit your voting instructions online or to request a paper or email copy. The items to be voted on and location of the annual meeting are on the reverse side of this notice.

This notice is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. Dominion’s 2010 Proxy Statement, 2009 Summary Annual Report and 2009 Annual Report on Form 10-K are available at www.ViewMaterial.com/D.

View Proxy Materials and Vote Online

Step 1:	Go to www.ViewMaterial.com/D.
Step 2:	Click on the icon to vote your shares.
Step 3:	Enter the 11-Digit Control Number (located by the arrow above).
Step 4:	Follow the instructions to record your vote. Votes will be accepted until 6:00 a.m. Eastern Time on the day of the meeting.

Request a Copy of Proxy Materials

If you want to receive a paper or email copy of the documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 4, 2010 to facilitate timely delivery.

Shareholder Meeting Notice

The Dominion Resources, Inc. 2010 Annual Meeting of Shareholders will be held on Tuesday, May 18, 2010 at the Virginia Historical Society, 428 North Boulevard, Richmond, VA 23220. The meeting will begin at 9:30 a.m. Eastern Time.

At the meeting we propose to:

•	Elect the 11 directors named in the proxy statement;
•	Ratify the appointment of independent auditors for the audit of our 2010 financial statements and internal controls over financial reporting;
•	Approve amendments to our Articles of Incorporation and Bylaws:
•	Amendment to Articles related to voting procedures
•	Amendment to Bylaws related to voting procedures
•	Amendment to Articles related to setting the size of the Board
•	Amendment to Articles related to removal of a director for cause
•	Amendment to Articles clarifying certain shareholder meeting provisions;
•	Consider three shareholder proposals, if presented:
•	Set and pursue goal of 20% renewable electricity energy generation by 2022
•	Reject plans to construct North Anna 3
•	Advisory vote on executive compensation; and
•	Attend to other business properly presented at the meeting.

The Board of Directors recommends a vote FOR the election of all director nominees, ratification of the appointment of independent auditors for the audit of our 2010 financial statements and internal controls over financial reporting, and approval of amendments to our Articles of Incorporation and Bylaws. The Board recommends a vote AGAINST all three shareholder proposals.

Information About Attending the Annual Meeting and Voting in Person

If you attend the 2010 Annual Meeting, you may vote your shares in person. To be admitted to the meeting, you will be asked to present an Admission Ticket as well as a valid picture identification. To request an Admission Ticket, please follow the instructions outlined in the Proxy Statement.

Directions to the 2010 Annual Meeting are available on www.dom.com.

How to Request a Copy of Proxy Materials

Contact us by Internet, telephone or email to request a paper or email copy of current proxy materials and to submit your preference for email or paper delivery of future meeting materials. You will be asked to provide the control number located on the front side (next to the arrow).

Internet	Access www.SendMaterial.com
Telephone	Call 1-800-516-1564 toll free
Email

Send an email to papercopy@SendMaterial.com and include your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.